EXHIBIT 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow”) is made and executed by and among WORLDWIDE STRATEGIES INCORPORATED, a Nevada corporation (“WWSI”), CENTRIC RX, INC., a Nevada corporation (“CENTRIC”), and the group consisting of Jim Crelia, Jeff Crelia, J. Jireh, Inc., a Nevada Corporation, Canada Pharmacy Express, Ltd., a Canadian corporation, Peter Longbons, and Jack West (the “CENTRIC Shareholders”), and Dill, Dill, Carr, Stonbraker & Hutchings, P.C., a Colorado professional corporation, (“Escrow Agent”).

1.           Appointment of Escrow Agent:  WWSI, CENTRIC and the CENTRIC Shareholders hereby appoint Dill, Dill, Carr, Stonbraker & Hutchings, P.C. as Escrow Agent to hold and disburse the Items of Escrow described below as herein instructed:

2.           Items of Escrow:  The Items of Escrow consist of the following documents:

(A)
Six (6) separate common stock share certificates of WWSI issued to the CENTRIC Shareholders for a total of 1,125,000 shares of WWSI Common Stock, which certificates are referred to hereinafter as the “WWSI Share Certificates.”

3.           Escrow Instructions with Respect to Items of Escrow:  Escrow Agent shall hold the Items of Escrow until the date six months from Closing, at which time Escrow Agent shall release to the CENTRIC Shareholders their respective WWSI Share Certificates.

Upon performing its duties under this Section 3, Escrow Agent shall have no further liability to any of the parties hereunder and this Escrow shall be considered closed.

4.           Limit of Liability:  Should Escrow Agent, before the close of this Escrow, receive or become aware of any conflicting demands or claims with respect to this Escrow or the rights of any of the parties hereto, or to any of the Items of Escrow deposited hereunder, Escrow Agent shall have the right to discontinue any and all further acts on its part until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action or proceedings for the determination of such conflict.  The parties hereto jointly and severally agree to pay all costs, suffered or incurred by Escrow Agent in connection herewith or arising out of this Escrow including, but without limitation, a suit in interpleader brought by Escrow Agent.  In the event Escrow Agent files a suit in interpleader, it shall ipso factor be fully released and discharged from all obligations imposed upon it in this Escrow upon depositing the Items of Escrow with the court in which such action is filed.

5.           Conflict Waiver:  The Escrow Agent has acted as legal counsel for WWSI, and may continue to act as legal counsel for WWSI, from time to time, notwithstanding its duties as Escrow Agent hereunder.  CENTRIC and the CENTRIC Shareholders consent to Escrow Agent acting in such capacity as legal counsel for WWSI and waive any claim that such representation represents a conflict of interest on the part of Escrow Agent.  CENTRIC and the CENTRIC Shareholders understand that WWSI and Escrow Agent are relying explicitly on the foregoing provision in entering into this Escrow Agreement.

DATED this ___ day of _________, 2007.

WORLDWIDE STRATEGIES INCORPORATED	CENTRIC RX, INC.

By: /s/ James P.R. Samuels	By: /s/ Jim Crelia
James P.R. Samuels, President	Jim Crelia, President, CEO and Chairman

ESCROW AGENT:	SHAREHOLDERS:

DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.	JIM CRELIA

By: /s/ Fay M. Matsukage	By: /s/ Jim Crelia
Fay M. Matsukage
Authorized Representative

JEFF CRELIA

/s/ Jeff Crelia

J. JIREH, INC.

/s/ Jeff Henderson
Authorized Representative

CANADA PHARMACY EXPRESS

/s/ Rick Brugger
Authorized Representative

PETER LONGBONS

/s/ Peter Longbons

JACK WEST

/s/ Jack West